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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 October 2, 2002

                         TippingPoint Technologies, Inc.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                 001-15715                  74-2902814
          --------                 ---------                  ----------
      (State or Other             (Commission                (IRS Employer
      Jurisdiction of             File Number)            Identification No.)
       Incorporation)


            7501B North Capital of Texas Highway, Austin, Texas 78731
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (512) 681-8000
                                                           --------------

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ITEM 5: OTHER EVENTS

      On October 2, 2002, TippingPoint Technologies, Inc. (the "Company") closed a financing transaction under a Stock Purchase Agreement, dated October 2, 2002 (the "Purchase Agreement"), with the Purchasers executing the Purchase Agreement (the "Purchasers"), pursuant to which the Company received approximately $10 million in gross cash proceeds. Under the Purchase Agreement, the Company issued and sold to the Purchasers 1,158,098 aggregate shares (the "Shares") of its common stock, par value $0.01 per share (the "Common Stock"), for a purchase price of $8.64 per share (the "Issue Price"). The Issue Price was equal to the average closing bid price of the Common Stock on the Nasdaq National Market for the five consecutive trading days ending October 1, 2002. The Purchasers include John F. McHale, the Company's Chairman and Chief Executive Officer, and certain other existing stockholders, executive officers and directors, who invested approximately $8.5 million. The remaining $1.5 million was invested by an outside investor. The Company will use the proceeds of the transaction primarily for its future working capital requirements.

      On October 2, 2002, the Company and the Purchasers also entered into a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which the Company has agreed to prepare, file and seek the effectiveness of a registration statement covering the resale of the Shares upon the request of the holders of at least 25% of the Shares, or a registration statement on Form S-3, if available, upon the request of the holders of at least 13% of the Shares, at least three months after the date of the Purchase Agreement. The Registration Rights Agreement also provides that the Purchasers will have "piggyback" registration rights to include the Shares in any registration statement the Company files in connection with a public offering of its securities by the Company solely for cash, subject to certain limitations described therein.

      A copy of the Purchase Agreement and the Registration Rights Agreement is attached to this report on Form 8-K as Exhibits 5.1 and 5.2 and the information contained therein is incorporated into this report by reference.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits.

Exhibit No.    Description
-----------    -----------

5.1 Stock Purchase Agreement by and among TippingPoint Technologies, Inc. and the Purchasers.

5.2 Registration Rights Agreement by and among TippingPoint Technologies, Inc. and the Purchasers.

99.1 Text of Press Release, dated October 4, 2002, titled "TippingPoint Technologies Completes Private Placement for $10 Million."

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2002

                                           TippingPoint Technologies, Inc.

                                           By: /s/ JAMES E. CAHILL
                                               -------------------------------
                                           James E. Cahill,
                                           Vice President, General Counsel and
                                           Secretary

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                                Index to Exhibits

Exhibit No.     Description
-----------     -----------

5.1 Stock Purchase Agreement by and among TippingPoint Technologies, Inc. and the Purchasers.

5.2 Registration Rights Agreement by and among TippingPoint Technologies, Inc. and the Purchasers.

99.1 Text of Press Release, dated October 4, 2002, titled "TippingPoint Technologies Completes Private Placement for $10 Million."